Exhibit No. EX-99.g.2.b

DFA INVESTMENT DIMENSIONS GROUP INC.

CUSTODIAN AGREEMENT

ADDENDUM NUMBER TWO

THIS AGREEMENT is made as of the 13th day of September, 1999 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and PFPC TRUST COMPANY (“PFPC TRUST”).

W I T N E S S E T H:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, is in full force and effect; and

WHEREAS, PFPC Trust presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to four (4) new portfolios of the Fund, designated as Tax-Managed U.S. 5-10 Value Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio X, Tax-Managed DFA International Value Portfolio X and Tax-Managed U.S. Marketwide Value Portfolio X, which are listed on Schedule A, attached hereto; and

WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutual agreed to by the Fund and PFPC Trust;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

1. The Agreement is hereby amended to provide that all those portfolios set forth on “Schedule A, Amended and Restated September 13, 1999,” which is attached hereto, shall be “Covered Portfolios” under the Agreement.

2. The fee schedules of PFPC Trust applicable to the Portfolios that are listed on Schedule A shall be as agreed to in writing, from time to time.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Catherine L. Newell

Catherine L. Newell
Vice President

PFPC TRUST COMPANY

By:	/s/ Joseph Gramlich

Joseph Gramlich
Senior Vice President

Amended and Restated

September 13, 1999

SCHEDULE A

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. 6-10 Small Company Portfolio (3/92)

U.S. Large Company Portfolio (2/90)

U.S. 6-10 Value Portfolio (9/92)

U.S. Large Cap Value Portfolio (9/92)

Enhanced U.S. Large Company Portfolio (2/96)

U.S. 9-10 Small Company Portfolio (12/81)

U.S. 4-10 Value Portfolio (11/97)

RWB/DFA International High Book to Market Portfolio (5/93)

Emerging Markets Portfolio (4/94)

Japanese Small Company Portfolio (1/86)

United Kingdom Small Company Portfolio (1/86)

Continental Small Company Portfolio (4/88)

Pacific Rim Small Company Portfolio (4/91)

DFA One Year Fixed Income Portfolio (6/83)

DFA Two-Year Global Fixed Income Portfolio (2/96)

Emerging Markets Value Portfolio (11/97)

DFA Real Estate Securities Portfolio (9/92)

DFA International Small Cap Value Portfolio (12/94)

Large Cap International Portfolio (4/91)

DFA Five-Year Global Fixed Income Portfolio (7/90)

DFA Intermediate Government Fixed Income Portfolio (7/90)

DFA Five-Year Government Portfolio (5/87)

VA Small Value Portfolio (9/95)

VA Large Value Portfolio (4/94)

VA International Value Portfolio (9/95)

VA International Small Portfolio (9/95)

VA Short-Term Fixed Portfolio (9/95)

VA Global Bond Portfolio(4/94)

International Small Company Portfolio (8/96)

Emerging Markets Small Cap Portfolio (12/96)

Tax-Managed U.S. 5-10 Value Portfolio (12/98)

Tax-Managed U.S. 6-10 Small Company Portfolio (12/98)

Tax-Managed DFA International Value Portfolio (12/98)

Tax-Managed U.S. Marketwide Value Portfolio (12/98)

Tax-Managed U.S. 5-10 Value Portfolio X (9/99)

Tax-Managed U.S. 6-10 Small Company Portfolio X (9/99)

Tax-Managed DFA International Value Portfolio X (9/99)

Tax-Managed U.S. Marketwide Value Portfolio X (9/99)

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